                                                                   EXHIBIT T3A-2

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              TRENWICK AMERICA LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                              Dated August 15, 2005

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                                TABLE OF CONTENTS

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ARTICLE I:            DEFINITIONS......................................................................        1

         Section 1.1           Definitions.............................................................        1

         Section 1.2           Construction............................................................        1

ARTICLE II:           FORMATION AND ORGANIZATION.......................................................        1

         Section 2.1           Formation...............................................................        1

         Section 2.2           Name....................................................................        1

         Section 2.3           Registered Office; Registered Agent; Principal and Other Offices........        1

         Section 2.4           Purpose; Powers.........................................................        2

         Section 2.5           Foreign Qualification...................................................        2

         Section 2.6           Term....................................................................        2

         Section 2.7           No State-Law Partnership; Designation as a Corporation under the Code...        2

         Section 2.8           Successor to TAC; Title to Company Assets...............................        3

         Section 2.9           Organization; Organizational Member.....................................        3

         Section 2.10          Issuance of Common Shares; Reservation of Common
                               Shares upon Conversion of Term Loan.....................................        3

ARTICLE III:          SHAREHOLDERS; CERTIFICATES; TRANSFER OF MEMBER INTERESTS.........................        3

         Section 3.1           Shareholders............................................................        3

         Section 3.2           No Liability to Third Parties...........................................        4

         Section 3.3           No Expulsion............................................................        4

         Section 3.4           Certificates............................................................        4

         Section 3.5           Register, Registration of Transfer and Exchange.........................        5

         Section 3.6           Mutilated, Destroyed, Lost or Stolen Certificates.......................        6

ARTICLE IV:           AUTHORIZATION AND ISSUANCE OF MEMBER INTERESTS...................................        7

         Section 4.1           Issuance of Member Interests; Rights and Options........................        7

         Section 4.2           Common Shares...........................................................        8

         Section 4.3           Other Member Interests..................................................        8

         Section 4.4           Splits and Combinations.................................................        9
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         Section 4.5           Interest................................................................       10

         Section 4.6           Record of Contributions.................................................       10

         Section 4.7           No Fractional Member Interests..........................................       10

         Section 4.8           No Preemptive Rights....................................................       10

         Section 4.9           No Nonvoting Equity Securities..........................................       10

ARTICLE V:            MANAGEMENT.......................................................................       10

         Section 5.1           Management of the Company's Affairs.....................................       10

         Section 5.2           Board of Directors......................................................       11

         Section 5.3           Required Board Approval.................................................       15

         Section 5.4           Officers................................................................       15

         Section 5.5           Compensation............................................................       17

         Section 5.6           Interested Officers or Directors........................................       17

         Section 5.7           Indemnification.........................................................       18

         Section 5.8           Exculpation of Liability of Officers and Directors......................       20

         Section 5.9           Duties of Officers and Directors........................................       21

         Section 5.10          Facsimile Signatures....................................................       21

ARTICLE VI:           BOOKS AND RECORDS, INFORMATION AND ACCOUNTS......................................       21

         Section 6.1           Maintenance of Books and Records........................................       21

         Section 6.2           Information.............................................................       22

         Section 6.3           Accounts................................................................       22

ARTICLE VII:          DISSOLUTION, WINDING-UP AND TERMINATION..........................................       22

         Section 7.1           Dissolution.............................................................       22

         Section 7.2           Winding-Up and Termination..............................................       22

ARTICLE VIII:         DISTRIBUTIONS; ACQUISITION BY COMPANY OF MEMBER INTERESTS........................       23

         Section 8.1           Distributions...........................................................       23

         Section 8.2           Repurchase of Member Interests..........................................       23

ARTICLE IX:           AMENDMENT OF AGREEMENT; SHAREHOLDER MEETINGS; RECORD DATE........................       24
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         Section 9.1           Amendment of Limited Liability Company Agreement........................       24

         Section 9.2           Shareholder Meetings....................................................       26

         Section 9.3           Place of Shareholder Meetings; Notice of Shareholder Meetings...........       26

         Section 9.4           Record Date.............................................................       26

         Section 9.5           Shareholder Lists.......................................................       27

         Section 9.6           Adjournment.............................................................       27

         Section 9.7           Waiver of Notice; Approval of Meeting; Approval of Minutes..............       27

         Section 9.8           Quorum; Required Vote for Shareholder Action............................       27

         Section 9.9           Conduct of Meeting......................................................       28

         Section 9.10          No Shareholder Action Without a Meeting.................................       28

         Section 9.11          Voting and Other Rights.................................................       28

         Section 9.12          Proxies.................................................................       29

         Section 9.13          Voting Procedures and Inspectors of Elections...........................       29

         Section 9.14          Contests of Elections...................................................       30

ARTICLE X:            MERGER OR SALE OF ASSETS.........................................................       31

         Section 10.1          Authority...............................................................       31

         Section 10.2          Procedure for Merger, Consolidation, Sale or Conversion.................       31

         Section 10.3          Shareholder Approval of Merger, Consolidation or Sale...................       32

         Section 10.4          Certificate of Merger or Consolidation..................................       33

         Section 10.5          Appraisal Rights........................................................       33

         Section 10.6          Effect of Merger or Consolidation.......................................       33

ARTICLE XI:           GENERAL PROVISIONS...............................................................       33

         Section 11.1          Fiscal Year.............................................................       33

         Section 11.2          Notices.................................................................       33

         Section 11.3          Entire Agreement........................................................       34

         Section 11.4          Effect Of Waiver Or Consent.............................................       34

         Section 11.5          Binding Effect..........................................................       34
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         Section 11.6          Governing Law; Severability.............................................       34

         Section 11.7          Further Assurances......................................................       34

         Section 11.8          Waiver of Certain Rights................................................       34
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

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              TRENWICK AMERICA LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

            This Limited Liability Company Agreement of Trenwick America LLC (the "Company") dated and effective August 15, 2005 (the "Effective Date"), is adopted, executed and agreed to, for good and valuable consideration, by and among the Organizational Member (as defined below), and any Persons or entities who become Shareholders (as defined below) of the Company as provided herein.

                             ARTICLE I: DEFINITIONS

      Section 1.1 Definitions. As used in this Agreement, terms shall have the respective meanings set forth in Annex A hereto. Other terms defined herein have the meanings so given them.

      Section 1.2 Construction.

      (a) Unless the context requires otherwise: the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; references to Articles and Sections (other than in connection with the Code, the Treasury Regulations, the Act or the GCLD) refer to Articles and Sections of this Agreement; and "including" means "including, without limitation."

      (b) If the provisions of this Agreement directly conflict with any mandatory, non-waivable provision of the Act, such provision of the Act shall control. In that regard, to the extent this Agreement or the Act does not control, the Company shall be subject to the provisions of the GCLD, mutatis mutandis. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

                     ARTICLE II: FORMATION AND ORGANIZATION

      Section 2.1 Formation. The Company has been formed as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate of Formation") on August 15, 2005, under and pursuant to the Act and the Plan.

      Section 2.2 Name. The name of the Company is "Trenwick America LLC" and all Company business must be conducted in that name or such other names that comply with Law and as the Board of Directors may select.

      Section 2.3 Registered Office; Registered Agent; Principal and Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Certificate of

Formation or such other office (which need not be a place of business of the Company) as the Board of Directors may designate in any manner permitted by applicable Law. The principal office of the Company in the United States shall be located at One Canterbury Green, Stamford, Connecticut 06901, or such other place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate and may maintain records (including records of minutes of meetings of, and actions taken by, the Board of Directors) at such other places as the Board of Directors may designate.

      Section 2.4 Purpose; Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, the run-off of its, and its subsidiaries', existing insurance businesses. The Company shall possess and may exercise all the powers and privileges granted under the Act or by any other Law, together with any powers incidental thereto, including, but not limited to, such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the purpose for which the Company is being formed as is set forth in the immediately preceding sentence.

      Section 2.5 Foreign Qualification. Before the Company conducts business in any jurisdiction other than the state of Delaware, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability company or other relevant entity in that jurisdiction, which qualifications may be under the name of the Company or such other assumed name as the Board of Directors may designate.

      Section 2.6 Term. The term of the Company commenced on the Effective Date of this Agreement and its existence shall be perpetual, unless and until it is dissolved in accordance with Article VII.

      Section 2.7 No State-Law Partnership; Designation as a Corporation under the Code. The Shareholders intend (i) that the Company not be a partnership (including a limited partnership) or a joint venture, (ii) that no Shareholder be a partner or joint venturer of any other Shareholder under Delaware law, or the laws of any state, (iii) the Company be treated as a corporation for federal income tax purposes under the Code and Treasury Regulations and for state income tax purposes, and (iv) that this Agreement may not be construed to suggest otherwise. The Shareholders intend that, and the Board of Directors shall cause, the Company to elect to be classified as an association taxable as a corporation for federal income tax purposes, which election shall be effective commencing with the date of the Company's formation and at all times thereafter, by timely filing a properly completed and executed Form 8832 with the Internal Revenue Service. The Company's election to be classified as an association taxable as a corporation shall not be revoked without the prior affirmative vote of the holders of at least 80% of the voting power of all Member Interests then outstanding, voting together as a single class.

      Section 2.8 Successor to TAC; Title to Company Assets. Pursuant to the Plan, as of the Effective Date, the Company will be the successor to all of the assets and liabilities of TAC, other than the Litigation Trust Assets (as defined in the Plan) and any liabilities of TAC that are discharged pursuant to the Plan or by the Bankruptcy Court. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an Entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its direct or indirect subsidiaries or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

      Section 2.9 Organization; Organizational Member. The Organizational Member is organizing the Company by executing this Agreement, and until the issuance of Member Interests on the Effective Date or as soon as practicable thereafter in accordance with the Plan, is the sole "member" of the Company as defined in the Act. Immediately following the issuance of any Member Interests, the Organizational Member shall no longer be a "member" of the Company as defined in the Act, other than by virtue of any Member Interests that the Organizational Member may hold after that date in its capacity as a Shareholder. By executing this Agreement, the Organizational Member is vesting the management of the Company in the initial Board of Directors designated herein. Before any Member Interests are Outstanding, any act required by this Agreement to be approved by the Shareholders may be approved by the Board of Directors.

      Section 2.10 Issuance of Common Shares; Reservation of Common Shares upon Conversion of Term Loan. Pursuant to the Plan, on the Effective Date or as soon as practicable thereafter, the Company shall issue approximately 124,200 Common Shares to the holders of the Trust Preferreds (as defined in the Plan). The Company hereby reserves for issuance an aggregate of 1,200,000 Common Shares to be issued, if at all, to the Term Loan Lenders if and to the extent any of them elect to convert all or any portion of the Term Loan in accordance with the terms of the Credit Agreement. Upon the issuance of any such Common Shares, and, if applicable, Certificates representing such Common Shares, such Common Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

                    ARTICLE III: SHAREHOLDERS; CERTIFICATES;
                          TRANSFER OF MEMBER INTERESTS

      Section 3.1 Shareholders.

      (a) A Person shall be admitted as a Shareholder and shall become bound by this Agreement if such Person purchases or otherwise lawfully acquires (including pursuant to the Plan or upon conversion of all or any portion of the Term Loan by any of the Term Loan Lenders) any Member Interests and becomes the Record Holder of such Member Interests in

                                        3
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accordance with the provisions of Section 3.5. A Person may become a Record
Holder without the consent or approval of any of the Shareholders.

      (b) The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records from time to time as necessary to reflect accurately the information therein (or to cause the Transfer Agent to do so, as applicable).

      Section 3.2 No Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. No Shareholder (whether a Record Holder or a beneficial owner of Member Interests), Officer or Director shall be liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Shareholder, Officer or Director.

      Section 3.3 No Expulsion. A Shareholder may not be expelled or removed as a Shareholder of the Company.

      Section 3.4 Certificates.

      (a) Certificates ("Certificates") evidencing Member Interests shall be in such form, not inconsistent with that required by the Act or any other Law and this Agreement, as shall be approved by the Board of Directors. Subject to paragraph (b) below, the Company shall issue to each Shareholder one or more Certificates, signed by (a) the Chairman of the Board, the President or any Vice President and (b) the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and countersigned by the Transfer Agent, certifying the number of Member Interests (and, if there shall be more than one class or series of Member Interests, the class and series of such Member Interests) owned by such Shareholder; provided, however, that any of or all of the signatures on the Certificate may be a facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature or signatures shall have been placed upon any such Certificate or Certificates shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name and number of Member Interests. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent.

      (b) Member Interests may be represented by global Certificates issued in the name of Cede & Co. (or such other name as the depositary may direct), as nominee for the Depositary Trust Company, as depositary for the Common Shares or other Member Interests, and Certificates need not be issued to Record Holders or beneficial owners of Member Interests other than to the depositary. Any provision herein calling for the delivery of Certificates for Member Interests may be satisfied by deliverying such Member Interests by book-entry transfer to the Shareholder at an account maintained for that purpose by the Transfer Agent with the depositary,

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in accordance with arrangements among the depositary and its participants and subject to the various policies and procedures that may be adopted by the depositary from time to time.

      Section 3.5 Register, Registration of Transfer and Exchange.

      (a) The Company shall keep or cause to be kept on behalf of the Company a register that, subject to any requirements of the Board of Directors and subject to the provisions of Section 3.5(b), will provide for the registration and transfer of Member Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Member Interests and transfers of Member Interests as herein provided. The Company shall not recognize transfers of Member Interests unless the same are effected in the manner described in this Section 3.5. Upon surrender for registration of transfer of any Certificate and subject to the provisions of Section 3.5(b), the appropriate Officers of the Company shall execute (or cause a facsimile signature to be attached to) and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Member Interests as were evidenced by the Certificate so surrendered.

      (b) The Company shall not recognize any transfer of Member Interests until
(i) the Certificates evidencing such Member Interests are surrendered to the Transfer Agent for registration of transfer or (ii) such Member interests are delivered by book-entry transfer to the Shareholder in accordance with Section 3.4(b). No charge shall be imposed by the Company for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 3.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

      (c) By transfer of Member Interests in accordance with this Section 3.5,
(i) each transferee of Member Interests (including any nominee holder or an agent acquiring such Member Interests for the account of another Person) shall be admitted to the Company as a Shareholder with respect to the Member Interests so transferred to such Person when any such transfer and admission is reflected in the books and records of the Company, with or without execution of this Agreement, and (ii) each transferee of Member Interests (including any nominee holder or an agent acquiring such Member Interests for the account of another Person) shall be deemed to agree to be bound by the terms of this Agreement.

      (d) The Company shall be entitled to recognize the Record Holder as the owner of Member Interests and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Member Interests on the part of any other Person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by Law or any applicable rule, regulation, guideline or requirement of any securities exchange on which the Member Interests are listed for trading. Subject to (i) the foregoing sentence, (ii) this Section 3.5, (iii) with respect to any series of Member Interests, the provisions of any Member Interest Designation creating such series, (iv) any contractual provision binding upon any Shareholder, including this Agreement, and (v) the provisions of any Law, including the Securities Act, Member Interests shall be freely transferable to any Person. The transfer of any Member Interests and the admission of any new Shareholder shall not constitute an amendment to this Agreement.

      (e) Any Distributions in respect of Member Interests shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the Distributions. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

      Section 3.6 Mutilated, Destroyed, Lost or Stolen Certificates.

      (a) If any mutilated Certificate is surrendered to the Transfer Agent, then the appropriate officers on behalf of the Company shall execute (or cause a facsimile signature to be attached to), and, upon the Company's request, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same aggregate number and type of Member Interests as the Certificate so surrendered.

      (b) The appropriate Officers on behalf of the Company shall execute (or cause a facsimile signature to be attached to), and, upon the Company's request, the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

            (1) makes proof by affidavit in form and substance satisfactory to an Officer that a previously issued Certificate has been lost, destroyed or stolen;

            (2) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a "protected purchaser" (as defined in 6 De1.C. 8-303);

            (3) if requested, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may reasonably direct, in its sole discretion, to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (4) satisfies any other reasonable requirements imposed by the Company.

If a Shareholder fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate and a transfer of the Member Interests represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

      (c) As a condition to the issuance of any new Certificate under this
Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

           ARTICLE IV: AUTHORIZATION AND ISSUANCE OF MEMBER INTERESTS

      Section 4.1 Issuance of Member Interests; Rights and Options.

      (a) Subject to (i) the provisions of this Section 4.1, (ii) the provisions of the Plan, (iii) the issuance of Common Shares upon the conversion of all or any portion of the Term Loan by any of the Term Loan Lenders, (iv) the the requirements of the Act and other applicable Law, and (v) any requirements of any National Securities Exchange on which the Common Shares or any other series of Member Interests may be listed, the Board of Directors shall have the sole authority to cause the Company to issue from time to time Member Interests or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Company may lawfully issue, any unsecured or secured debt obligations of the Company or debt obligations of the Company convertible into any class or series of equity securities of the Company, all without the consent or approval of the holders of Member Interests or any percentage or class thereof; provided, however, without the affirmative vote of Record Holders holding a majority of the Common Shares, the maximum number of Common Shares that the Company may issue shall not exceed 1,400,000.

      (b) Subject to Section 4.1(a), Member Interests may be issued for such consideration as determined from time to time by the Board of Directors, in its sole discretion. The Company may assume liabilities in connection with any such issuance.

      (c) The consideration for, subscriptions to or the purchase of Member Interests shall be paid in such form and in such manner as the Board of Directors shall determine. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Member Interests so issued in accordance with the determination of the Board of Directors shall be deemed to be fully paid and, except to the extent specified in Section 18-607(b) of the Act, non-assessable. The consideration determined by the Board of Directors for the issuance of Member Interests shall be the sole contribution (as such term is defined in the Act) that the Shareholders shall be required to make, and, unless set forth in the resolution of the Board of Directors approving the issuance of Member Interests, the purchase of any particular Member Interests shall have no continuing responsibility or obligation to make additional contributions other than the contribution made by such Person upon the purchase of such Member Interests.

      (d) The Board of Directors shall have the power to create and cause the Company to issue, whether or not in connection with the issue and sale of any Member Interests or other securities of the Company, rights or options entitling the holders thereof to purchase from the Company any Member Interests of any class or series (whether or not such class or series has theretofore been created), such rights or options to be evidenced by such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which any such Member Interests may be purchased from the Company upon the exercise of any such right or option shall be such as shall be stated in a resolution adopted by the Board of Directors providing for the creation and issue of such rights or options and, in every such case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

      Section 4.2 Common Shares. The voting powers, designations, preferences and relative, participating, optional or other special rights, powers and duties, and qualifications, limitations and restrictions thereof, relating to the Common Shares are as set forth in this Section 4.2. Subject to the rights, if any, of the holders of any other series of Member Interests established pursuant to Section 4.3 hereof, each Common Share shall entitle the Record Holder thereof to share pro rata in Distributions, if any, as shall be declared thereon from time to time by the Board of Directors and except to the extent otherwise provided in Section 7.2, upon liquidation or dissolution of the Company, to share pro rata to all remaining assets after satisfaction (by payment or reasonable provision for payment) of the Company's liabilities to creditors. The Common Shares shall not be subject to any right of redemption by the Company and shall have no conversion or exchange rights. Each Common Share shall be entitled to one vote on matters submitted to a vote or consent of Shareholders, which votes shall not be cumulative in the election of Directors or on any other matter. Each Common Share shall be identical in all respects, and shall represent an equal right and interest, with each other Common Share.

      Section 4.3 Other Member Interests.

      (a) Without the need for the consent of any Shareholder, the Board of Directors shall have the sole authority to create and designate other classes and series of Member Interests in one or more series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, and qualifications, limitations and restrictions thereof, as shall be fixed by the Board of Directors in the exercise of its sole discretion (subject to the guidelines set forth in this Section 4.3 and the requirements of applicable Law) and reflected in a written action or actions approved by the Board of Directors at a meeting or by written consent in compliance with Section 5.2(g) (each, a "Member Interest Designation"); provided, however, in no event may the Company issue any non-voting Member Interests. Each Member Interest Designation shall provide for the issue of Member Interests of a particular series and may set forth, without limitation, the rights of such series of Member Interests to share in Distributions, and the priority of such series relative to the rights of other classes or series of Member Interests to share in Distributions, the rights of such series of Member Interests upon dissolution of or upon any distribution of the assets of the Company and the priority of such series relative to the rights of other classes or series of Member Interests upon dissolution of or upon any distribution of the assets of the Company, whether such series of Member Interests is redeemable, or must be redeemed, by the Company and, if so, the price at which, and the terms and conditions upon which, such series of Member Interests may (or must) be redeemed by the Company, whether such series of Member Interests is issued with the privilege of conversion into, exercisable into or exchangeable for, at the option of the holder or the Company or upon the happening of a specified event, Member Interests or another security or other property of the Company and, if so, the rate at which, and the terms and conditions upon which, such series of Member Interests may be so converted, exercised or exchanged, the terms and conditions upon which such series of Member Interests will be issued and assigned or transferred and the right, if any, of such series of Member Interests to vote on Company matters as a special class, including matters relating to the relative rights, powers, preferences and privileges of such series or any other series. Without limitation of the foregoing, the Board of Directors may, in its sole discretion, designate and authorize the issuance of any series of Member Interests that have preference over each or certain other classes or series of Member Interests, including the Common Shares, in any of the foregoing rights, including with respect to voting rights, participation in the profits and assets of the Company, including the right to receive Distributions and the right to receive in-kind payments of the assets of the Company upon voluntary or involuntary dissolution, winding up or termination of the Company, conversion or redemption rights, or other rights, privileges or matters. The Board of Directors may authorize one or more Officers to execute, certify, acknowledge, deliver, file and record whatever documents may be required, convenient or desirable in connection with the issue from time to time of such Member Interests and to do all other things necessary to comply with the Act and other applicable Law. A Member Interest Designation (or any resolution of the Board of Directors amending any Member Interest Designation) shall be effective when a duly executed and attested original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company.

      (b) When no Shares of a series of Member Interests are Outstanding, either because none were issued or no issued Shares remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that no Shares of such series are Outstanding and that none will be issued may be executed, attested and delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and such certificate shall have the effect of eliminating from this Agreement all matters set forth in the Member Interest Designation with respect to such series.

      Section 4.4 Splits and Combinations.

      (a) Subject to the provisions of Section 4.4(d), the Board of Directors may make a distribution in Member Interests to all Record Holders or may effect a subdivision or combination of Member Interests, but in each case only on a pro rata basis.

      (b) Whenever such a distribution, subdivision or combination is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall notify each Record Holder of the distribution, subdivision or combination. The Board of Directors may, but shall not be required to, cause a firm of independent public accountants selected by it to calculate the number of Member Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.

      (c) Promptly following such distribution, subdivision or combination, the Board of Directors may cause the Company to issue to the Record Holders as of such Record Date new Certificates representing the new number of Member Interests held by such Record Holders, or adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the case of any such distribution, subdivision or combination resulting in a smaller total number of Outstanding Member Interests, the Board of Directors may require, as a condition to the delivery of such new Certificate, the surrender of any Certificate representing the Member Interests prior to such declaration.

      (d) The Company shall not issue fractional Member Interests upon any distribution, subdivision or combination of Member Interests. If a distribution, subdivision or combination of Member Interests would result in the issuance of fractional Member Interests but for the provisions of Section 4.8 and this
Section 4.4(d), each fractional Member Interest shall be rounded to the nearest whole Member Interest (and a 0.5 Member Interest shall be rounded to the next higher Member Interests).

      Section 4.5 Interest. No interest shall be paid by the Company on capital contributions made by the Shareholders.

      Section 4.6 Record of Contributions. The books and records of the Company shall include true and full information regarding the amount of cash and cash equivalents and a designation and statement of the net agreed value of any other property contributed by each Shareholder to the Company.

      Section 4.7 No Fractional Member Interests. No fractional Member Interests shall be issued by the Company.

      Section 4.8 No Preemptive Rights. Unless specified in a Member Interest Designation with respect to any series of Member Interest, no Person shall have any preemptive, preferential or other similar right with respect to (i) the issuance or sale of any class or series of Member Interests, whether unissued or held in the treasury or hereafter created, (ii) the issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Member Interests, (iii) the issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities or (iv) the issuance or sale of any other securities that may be issued or sold by the Company.

      Section 4.9 No Nonvoting Equity Securities. Notwithstanding anything to the contrary herein, the Company shall not issue nonvoting equity securities; provided, however, such prohibition on the issuance of nonvoting securities shall have no force and effect except to the extent and for so long as section 1123 of the United States Bankruptcy Code is applicable to the Company.

                             ARTICLE V: MANAGEMENT

      Section 5.1 Management of the Company's Affairs. As provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors (the "Board of Directors") and, subject to the direction of the Board of Directors, the Officers, who shall collectively (Officers and Directors) constitute the "managers" of the Company within the meaning of the Act. No Shareholder, by virtue of its status as a Shareholder, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the GCLD. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company with such authority as specifically provided in this Agreement or as authorized by the Board of Directors. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct, or to cause to be conducted, the business and affairs of the Company, including the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; subject to the requirements of Article X, the merger or other combination of the Company with or into, or the sale, lease or exchange of all or substantially all of the assets to, another Person; the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; the negotiation, execution and performance of any contracts, conveyances or other instruments; the declaration and payment of any Distribution (in cash or otherwise); the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; the maintenance of such insurance for the benefit of the Company, as it deems necessary or appropriate; the acquisition or disposition of assets; the formation of, or acquisition of an interest in, or the contribution of property to, any Entity; the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; the indemnification of any Person against liabilities and contingencies to the extent permitted by law; and the entering into of listing agreements with any National Securities Exchange or other securities exchange and the delisting of some or all of the Member Interests from, or requesting that trading be suspended on, any such National Securities Exchange or other securities exchange. During the Initial Term, subject to applicable Law, the Company shall, and the Board of Directors shall cause the Company to, cause the Company's direct and indirect subsidiaries to complete the run-off of their insurance businesses and to promptly seek the permission of any state insurance department or commission for the distribution or declaration of dividends of any funds held by them to the Company.

      Section 5.2 Board of Directors.

      (a) Composition; Initial Term. During the period from and after the date hereof and until the date on which all of the Debt Securities are redeemed in whole or paid in full (the "Initial Term"), the Board of Directors shall consist of nine (9) natural persons. During the Initial Term, the number of Directors constituting the Board of Directors may only be increased or decreased upon the affirmative vote or consent of all of the Directors. Following the Initial Term, the Board of Directors may from time to time determine the number of Directors then constituting the whole Board of Directors, but the Board of Directors shall not decrease the number of Persons that constitute the whole Board of Directors if such decrease would shorten the term of any Director; provided, however, the Board of Directors shall, at all times, consist of at least three natural persons. Each Director shall be elected as provided in Section 5.2(b) and shall serve in such capacity until his successor has been duly elected and qualified or until such Director dies, resigns or is removed.

      (b) Election of Directors. The following Persons shall have the right to designate the following individuals and their successors to serve as members of the Board of Directors during, and for the remainder of, the Initial Term:

            (1) five (5) Directors designated by the Plan Proponents, which Directors shall initially be J.C. Waterfall, Morris D. Weiss, Thomas B. Pickens, III, Kurt J. Rechner and JoAnn McNiff;

            (2) two (2) Directors designated by the Plan Proponents (after consultation with MBIA and the LoC Bank Group Agent), each of whom is not, and may not be during their service as Directors, an officer, director, employee or an Affiliate of any of the Plan Proponents, which Directors shall initially be Stuart B. Ross and George M. Reider Jr.;

            (3) one Director designated by MBIA Insurance Corporation, a New York corporation ("MBIA"), for so long as MBIA continues to hold any Debt Securities, which Director shall initially be Bettina Whyte; and

            (4) one Director designated by the LoC Bank Group Agent, for so long as any member of the LoC Bank Group continues to hold any Debt Securities, which Director shall initially be Stephen L. Kibblehouse.

The Persons designating such Directors shall have the right to replace their respective named Director(s) with reasonable notice to the Board of Directors. At each annual meeting of the Shareholders following the Initial Term, the Directors shall be elected to hold office for one-year terms expiring at the annual meeting of Shareholders to be held the year following their election. After the Initial Term, to be elected as a Director, a natural person must
(a)(i) be elected in accordance with Section 5.2(c) or (ii) have been properly nominated for a position as a Director in accordance with Section 5.2(e), and
(b) must receive a majority of the votes cast in respect of Member Interests for the position at a meeting of Shareholders held for such purpose at which a quorum is present in Person or by proxy, or if there are more than two nominees for such position, a plurality of the votes cast in respect of Member Interests for the position.

      (c) Vacancies and Removal. During the Intial Term, should a member of the Board of Directors choose to resign or otherwise be replaced by the Person or Persons that originally designated such Director pursuant to Section 5.2(b), the outgoing member shall give the Board of Directors reasonable notice of his intent to do so. In the event that any Director resigns, is removed for Cause or is otherwise replaced during the Initial Term, the Person or Persons that originally designated such Director pursuant to Section 5.2(b) shall, in their sole discretion, be entitled to appoint such Director's replacement and shall do so within fourteen (14) days of such resignation, with such replacement taking effect immediately upon the naming of such replacement. Following the Initial Term, subject to applicable Law and the rights of the holders of any series of Member Interests, vacancies existing on the Board of Directors (including a vacancy created by virtue of an increase in the size of the Board of Directors) may only be filled by the affirmative vote of a majority of the Directors then serving, even if less than a quorum. Any Director chosen to fill a vacancy shall hold office for the remainder of the one-year term and until his successor has been duly elected and qualified or until such Director's earlier resignation or removal. Subject to the rights of the holders of any series of Member Interests, following the Initial Term, any Director, and the entire Board of Directors, may only be removed from office at any time (i) with Cause and
(ii) by the affirmative vote of the Record Holders of a majority of the voting power of the Company; provided, however, that, following the Initial Term, any Director, and the entire Board of Directors, may be removed from office with or without Cause by the affirmative vote of the Record Holders of at least 80% of the voting power of the Member Interests.

      (d) Rights of Classes Separately to Elect Directors. Notwithstanding this
Section 5.2, whenever holders of any one or more series of Member Interests shall have the right, voting separately by class, classes or series, to elect Directors at any annual or special meeting of Shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Agreement, including any applicable Member Interest Designation creating any series of Member Interests pursuant to Section
4.3 hereof.

      (e) Nominations; Qualifications. Following the Initial Term, before a meeting of the Shareholders at which an election of Directors is to be held, the Board of Directors shall nominate its slate of persons to be presented for election at such meeting. Other nominations for Directors may be made by any Shareholder, but any Shareholder nominations must be in writing, in proper form and delivered to the Secretary of the Company not less than 120 days before the anniversary of the date on which proxy materials were first mailed to Shareholders in connection with the previous year's annual meeting of the Shareholders at which an election of Directors was held. To be in proper form, such Shareholder nomination must set forth in writing as to each person whom such Shareholder proposes to nominate for election or re-election as a Director all information relating to such person as is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation promulgated thereunder, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected). Directors need not be Shareholders unless required by a resolution adopted by the Board of Directors. The Board of Directors may, from time to time and by the adoption of resolutions, establish qualifications for Directors.

      (f) Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act, other Law or the provisions hereof,

            (1) each member of the Board of Directors shall have one vote;

            (2) the presence at a meeting of the Board of Directors of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

            (3) the act of a majority of the members of the Board of Directors present at a meeting of the Board of Directors at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

Notwithstanding the foregoing, during the Initial Term, the affirmative vote of at least seven (7) members of the Board of Directors shall be required to (i) authorize the filing by the Company of a voluntary petition for liquidation or reorganization under the United States Bankruptcy Code, (ii) fund or capitalize the Litigation Trust (as defined in, and created pursuant to, the Plan) with cash or other property in excess of $1,250,000, in the aggregate, other than with the proceeds from the issuance of any Member Interests following the Effective Date, (iii) dissolve the Company pursuant to Section 7.1(a) or otherwise, (iv) declare or pay Distributions pursuant to Section 8.1 or otherwise, (v) approve the sale of all or substantially all of the assets of the Company pursuant to Article X or otherwise, or (vi) incur any indebtedness or incur any liens not otherwise permitted by the Debt Securities.

      (g) Meetings. Regular meetings of the Board of Directors and any committee thereof shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors or such committee. Notice of such regular meetings shall be given at least five days prior thereto. Special meetings of the Board of Directors or meetings of any committee thereof may be called by the Chairman of the Board, the President (should the President be a Director) or on the written request of any four Directors or committee members, as applicable, to the Secretary, in each case on at least twenty-four (24) hours personal, written, facsimile, electronic, telegraphic, cable or wireless notice to each Director or committee member, which notice may be waived by any Director. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by Law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 5.2(g)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all members of the Board of Directors or committee. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in Person at the meeting.

      (h) Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified Director at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in this Agreement, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the Shareholders, any action or matter expressly required by this Agreement or the Act to be submitted to the Shareholders for approval or adopting, amending or repealing any provision of this Agreement or that requires the affirmative vote of seven (7) members of the Board of Directors as provided by this Agreement. Unless specified by resolution of the Board of Directors, any committee designated pursuant to this Section 5.2(h) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, and, subject to Section 5.2(g), shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by the committee of any resolution.

      (i) Chairman. The Board of Directors may elect one of its members as Chairman of the Board (the "Chairman of the Board"). The Chairman of the Board, if any, and if present and acting, shall preside at all meetings of the Board of Directors and of Shareholders, unless otherwise directed by the Board of Directors. If the Board of Directors does not elect a Chairman, the President, if present and a Director, or any other Director chosen by the Board of Directors, shall preside. Unless the Board of Directors provides otherwise, the Chairman of the Board shall be an officer of the Company and shall have the same power and authority as the President.

      Section 5.3 Required Board Approval. Except as otherwise expressly permitted by this Agreement or by resolution of the Board of Directors, no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and no Director shall have the power or authority to delegate to any Person such Director's rights and powers as a Director to manage the business and affairs of the Company. The Board of Directors, by resolution, may establish policies regarding the authority of the Company to take action without approval of the Board of Directors.

      Section 5.4 Officers.

      (a) Generally. The Board of Directors, as set forth below, shall appoint agents of the Company, having the authority set forth in this Agreement or otherwise as authorized by the Board of Directors, which agents are referred to as "Officers" of the Company. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 5.4.

      (b) Titles and Number. The Officers of the Company shall be the Chairman of the Board (unless the Board of Directors provides that the Chairman shall not be an officer), the President, any and all Vice Presidents, the Secretary and any Treasurer, any and all Assistant Secretaries and Assistant Treasurers and any other officer position or title as the Board of Directors may desire. There shall be appointed from time to time, in accordance with Section 5.4(c) below, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers, Assistant Treasurers and other officers as the Board of Directors may desire. Any Person may hold two or more offices.

      (c) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such times and for such terms as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

      (d) Chairman of the Board. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination or resolution of the Board of Directors, the Chairman of the Board shall preside at all meetings of the Shareholders and the Board of Directors. The Chairman of the Board shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

      (e) President. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination or resolution of the Board of Directors, the President, subject to the direction of the Board of Directors, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

      (f) Vice Presidents. In the absence of the President and the Chairman of the Board (if one is appointed), each Vice President appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President. Vice Presidents may be designated Executive Vice Presidents, Senior Vice Presidents, or any other title determined by the Board of Directors.

      (g) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors and Shareholders, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by applicable Law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

      (h) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Treasurer, subject to the order of the Board of

Directors, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors, the Chairman of the Board or the President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Treasurer.

      (i) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

      (j) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

      Section 5.5 Compensation. The Officers shall receive such compensation for their services as may be designated by the Board of Directors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder in accordance with such policies and procedures that may be established by the Board of Directors from time to time. The members of the Board of Directors who are not employees of the Company or its subsidiaries shall receive such compensation for their services as Directors or committee members as the Board of Directors shall determine. In addition, the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder in accordance with such policies and procedures that may be established by the Board of Directors from time to time.

      Section 5.6 Interested Officers or Directors. No contract or transaction between the Company and one or more of its Officers or Directors, or between the Company and any other Entity in which one or more such Officers or Directors owns a financial interest or of which such Officer or Director is an Affiliate, officer, director or employee, shall be void or voidable or be deemed to constitute a breach of duty if:

      (a) The material facts as to his or its relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum and even though interested directors are present at or participate in the meeting that authorizes the contract or transaction;

      (b) The material facts as to his or its relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

      (c) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the Shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes the contract or transaction in question.

      Section 5.7 Indemnification.

      (a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding (each an "Indemnitee"), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Indemnitee is or was a Director or Officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding if such Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe such Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 5.7 shall be made only out of the assets of the Company.

      (b) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or complete action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was a Director or Officer against expenses (including attorneys' fees) actually and reasonably incurred by such Indemnitee in connection the defense or settlement of such action or suit if such Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

      (c) The Company may indemnify any employee or agent of the Company, or any Person serving at the request of the Company as an employee or agent of another Entity, in the same manner and to the same extent that the Company is required, pursuant to Sections 5.7(a) and 5.7(b) above, to indemnify Directors or Officers.

      (d) To the extent that any Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.7(a) and 5.7(b), or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such Indemnitee in connection therewith.

      (e) Any indemnification under subsections (a), (b), (c) and (d) of this
Section 5.7 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 5.7(a) and 5.7(b). Such determination shall be made, with respect to an Indemnitee who is a Director or Officer at the time of such determination, promptly (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the Shareholders.

      (f) Expenses (including attorney's fees) incurred by a Person who is a potential Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, from time to time, be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that the such Person is not entitled to be indemnified by the Company as authorized in this Section 5.7.

      (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Shareholders or disinterested Directors, as a matter of Law or otherwise, both as to actions in the Indemnitee's official capacity and as to action in another capacity while holding such office or position, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

      (h) The Company may purchase and maintain insurance, on behalf of any Person who is or was a member of the Board of Directors or an Officer and on behalf of such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (i) For purposes of this Section 5.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee's duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable Law shall constitute "fines" within the meaning of this
Section 5.7; action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee's duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

      (j) In no event may an Indemnitee subject the Shareholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (k) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (l) The provisions of this Section 5.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (m) No amendment, modification or repeal of this Section 5.7 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, before such amendment, modification or repeal, regardless of when such claims may be asserted.

      (n) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 5.7 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S OWN SIMPLE, FULL, PARTIAL OR CONCURRENT NEGLIGENCE.

      Section 5.8 Exculpation of Liability of Officers and Directors.

      (a) Notwithstanding Section 5.9, no Director or Officer shall be liable to the Company or the Shareholders for monetary damages for losses sustained or liabilities incurred as a result of any act or omission constituting a breach of such Director's or Officer's fiduciary duty, except:

            (1) For a breach of the Director's or Officer's duty of loyalty to the Company or the Shareholders;

            (2) For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of Law; or

            (3) For any transaction from which the Director or Officer derived an improper personal benefit.

If the GCLD is amended after the date of this Agreement to authorize Delaware corporations to further eliminate, limit or increase the personal liability of directors of Delaware corporations beyond that permitted under Section 102(b)(7) of the GCLD, then the liability of a Director or an

Officer to the Company, in addition to the personal liability limitation provided herein, shall be further limited to the fullest extent permitted under the GCLD as so amended.

      (b) Subject to its obligations and duties as set forth in this Article V, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or any committee thereof in good faith.

      (c) Notwithstanding Section 5.9, the Board of Directors and any Officer of the Company may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it or him to be genuine and to have been signed or presented by the proper party or parties. Notwithstanding Section 5.9, the Board of Directors and any Officer of the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it or him and any opinion of any such Person as to matters that the Board of Directors or such Officers reasonably believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors or such Officers hereunder in good faith and in accordance with such opinion.

      (d) Any amendment, modification or repeal of this Section 5.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 5.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, before such amendment, modification or repeal, regardless of when such claims may be asserted.

      Section 5.9 Duties of Officers and Directors. Except as otherwise specifically provided in Section 5.6, Section 5.7 and Section 5.8, the duties and obligations owed to the Company and to the Shareholders by the Officers and Directors of the Company, and any such duties that may be owed by any Shareholder or by any Affiliates of any Shareholder, shall be the same as the respective duties and obligations owed to a corporation organized under the GCLD by its officers and directors and any such duties that may be owed to such corporation by any similarly situated stockholder or Affiliate thereof, respectively.

      Section 5.10 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer of the Company may be used whenever and as authorized by the Board of Directors.

            ARTICLE VI: BOOKS AND RECORDS, INFORMATION AND ACCOUNTS

      Section 6.1 Maintenance of Books and Records. The Company shall keep at its principal office or such other office designated by the Board of Directors complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and affairs and minutes of the proceedings of the Board of Directors, the Shareholders and each committee of the Board of Directors. The records shall include, but not be limited to, (i) complete and accurate information regarding the state of the business and financial condition of the Company, (ii) a copy of the Certificate of Formation and this Agreement and all amendments thereto and hereto, (iii) a current list of the names and last known business, residence, or mailing addresses of all Directors and Officers and (iv) the Company's federal, state and local tax returns for the Company's six most recent tax years.

      Section 6.2 Information. In addition to the other rights specifically set forth in this Agreement and subject to such reasonable standards (including standards governing what information and documents are to be furnished and at what time and location and at whose expense) as may be established by the Board of Directors or any Officer, for a purpose reasonably related to such Shareholder's interest in the Company, each Shareholder is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated, including the condition that the Board of Directors shall have the right to keep certain information confidential in accordance with Section 18-305(c) of the Act.

      Section 6.3 Accounts. The Board of Directors may establish, or direct or authorize any Officer to establish, one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that the Board of Directors, or any Officer so directed or authorized, determines.

              ARTICLE VII: DISSOLUTION, WINDING-UP AND TERMINATION

      Section 7.1 Dissolution.

      (a) The Company shall dissolve and its affairs shall be wound up on the earlier to occur of the following events (each a "Dissolution Event"):

            (1) the consent of the Board of Directors and the Record Holders of a majority of the voting power of the Company;

            (2) the last remaining Shareholder's ceasing to be a member of the Company, unless the Company is continued without dissolution in accordance with the Act; or

            (3) entry of a decree of judicial dissolution of the Company under
      Section 18-802 of the Act.

      (b) Except as provided in Section 7.1(a)(2), the death, dissolution or Bankruptcy of any Shareholder or the occurrence of any other event that causes a Shareholder to cease to be a member of the Company shall not constitute a Dissolution Event (and the business of the Company shall be continued without dissolution after such event). The bankruptcy (as defined in Section 18-101 of the Act) of a Shareholder shall not, of itself, cause the Shareholder to cease to be a member of the Company.

      Section 7.2 Winding-Up and Termination.

      (a) On the occurrence of a Dissolution Event, the Board of Directors shall select one or more Persons to act as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company's properties with all of the power and authority of the Board of Directors.

      (b) Any assets of the Company remaining after satisfaction of the creditors of the Company (whether by payment or reasonable provision for payment) shall be distributed among the Shareholders pro rata, subject to the provisions of any Member Interest Designation.

      (c) On completion of such final distribution, the liquidating trustee, as an authorized Person, shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company.

                    ARTICLE VIII: DISTRIBUTIONS; ACQUISITION
                         BY COMPANY OF MEMBER INTERESTS

      Section 8.1 Distributions.

      (a) Subject to the terms of any Member Interest Designation, Section 8.1(d) and Article 4, the Board of Directors may declare, and the Company may pay, Distributions on the Common Shares and/or on any series of Member Interests.

      (b) Distributions may be paid in cash, property, or any Member Interests.

      (c) In order that the Company may determine the Shareholders entitled to receive payment of any Distribution or other allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of Member Interests, or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall be not more than 60 days before such action. If no Record Date is fixed, the Record Date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      (d) The Company, and the Board of Directors on behalf of the Company, may not declare and pay Distributions to the extent that the payment of such Distributions violates Section 18-607(a) of the Act or other applicable Law.

      Section 8.2 Repurchase of Member Interests.

      (a) Unless otherwise provided in this Agreement or as otherwise provided with respect to a series of Member Interests in any Member Interest Designation creating such class or series, the Board of Directors may cause the Company to purchase or otherwise acquire any

Member Interests (with the consent of the holder or holders thereof); provided that the Company may not purchase Member Interests for cash or other property if prohibited by Section 18-607 of the Act.

      (b) Shares of any class of Member Interests that are converted into other securities or property, redeemed, purchased or otherwise acquired by the Company or any wholly owned subsidiary of the Company, shall resume the status of authorized and unissued Shares of such class or series, and shall no longer be Outstanding. The Company shall not vote any Member Interests held by it, nor shall such Member Interests be counted in determining a quorum.

                      ARTICLE IX: AMENDMENT OF AGREEMENT;
                        SHAREHOLDER MEETINGS; RECORD DATE

      Section 9.1 Amendment of Limited Liability Company Agreement.

      (a) General Amendments. Except as provided in Section 9.1(b) and Section 9.1(c), the Company may amend any of the terms of this Agreement only in compliance with the terms, conditions and procedures set forth in this Section 9.1(a). If the Board of Directors desires to amend any provision of this Agreement, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the Shareholders. Such special or annual meeting shall be called and held upon notice in accordance with Sections 9.3 and 9.4 of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the directors shall deem advisable. At the meeting, a vote of Shareholders entitled to vote thereon shall be taken for and against the proposed amendment. If the Record Holders of a majority of the voting power of the Company, and the Record Holders of a majority of the Shares of each series of Member Interests entitled to vote on such amendment as a class pursuant to the Member Interest Designation of such series (or such higher percentage as required by any Member Interest Designation), approve such proposed amendment, then such proposed amendment shall constitute a valid and effective amendment. The amendment shall be effective on the date that the Shareholders have approved such amendment at such meeting.

      (b) Super-Majority Amendments. Notwithstanding Section 9.1(a) but subject to Section 9.1(c), the affirmative vote of the holders of at least 80% of the voting power of all Member Interests then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, repeal or take any action inconsistent with Section 2.7, subsections (a), (b), (c) or (e) of Section 5.2, subsection (a) of Section 7.1, this Section 9.1(b), subsection (c) of Section 9.2 or Section 9.8. Furthermore, nowithstanding anything contained herein, during the Intial Term, the provisions of subsections (a), (b), (c) and (f) of Section 5.2, subsection (a) of Section 7.1, subsection (d) of Section 8.1 or this Section 9.1(b) may not be amended, altered or repealed without the prior written consent of MBIA and the LoC Bank Group Agent.

      (c) Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 9.1(a) and Section 9.1(b), the Board of Directors without the consent of any Shareholder

(each Person who purchases or is transferred Member Interests being deemed to approve of any such amendment) may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith:

            (1) to reflect a change in the name of the Company or the location of the principal place of business of the Company;

            (2) to reflect a change that (i) in the sole discretion of the Board of Directors does not adversely affect the Shareholders in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute, (iii) is necessary or desirable to facilitate the trading of the Common Shares or any Member Interests or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Common Shares or any Member Interests may be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Shareholders or (iv) is required or contemplated by this Agreement or the Plan;

            (3) to reflect an amendment that is necessary, in the opinion of the Company's legal counsel, to prevent the Company or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

            (4) to reflect a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Company pursuant to the requirements of the Act if the provisions of the Act are amended, modified or revoked so that the taking of such action is no longer required; provided that this Section 9.1(c)(4) shall be applicable only if such changes are not materially adverse to the Shareholders;

            (5) to reflect an amendment that is necessary, in the opinion of the Company's legal counsel, to comply with any state or federal insurance Law;

            (6) to amend the terms of any Member Interest Designation as provided in and in compliance with Section 4.3; or

            (7) to amend Section 9.10 or Section 9.12(d).

      (d) Amendments to Member Interest Designations. Before the issuance of any Member Interests in any series established by any Member Interest Designation, the Board of Directors may adopt a resolution or resolutions amending such Member Interest Designation, and such resolution shall have the affect of amending such Member Interest Designation and the consent of any Shareholder shall not be required. After the issuance of Member Interests in any series established by any Member Interest Designation, the Board of Directors may adopt any resolution or resolutions amending such Member Interest Designation; provided, however, that such resolution shall not have the effect of amending such Member Interest Designation until such time as the Record Holders of at least a majority of the Shares of Member Interests in such series (or such higher vote requirement contained in such Member Interest Designation) approve such amendment at a meeting duly called for such purpose or by a written consent or written consents executed by such Record Holders for such purpose, and after the approval of such Record Holders, the amendment shall be effective and the consent of any other Shareholder shall not be required.

      Section 9.2 Shareholder Meetings.

      (a) Except as otherwise provided in this Agreement, all acts of Shareholders to be taken hereunder shall be taken in the manner provided in this
Article IX. Following the Initial Term, an annual meeting of the Shareholders for the transaction of such business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify in the notice of the meeting.

      (b) A failure to hold the annual meeting of the Shareholders at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. Following the Initial Term, if the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient.

      (c) Special meetings of the Shareholders may be called only by the Board of Directors or the Chairman of the Board. No Shareholder or group of Shareholders, acting in its or their capacity as Shareholder or Shareholders, shall have the right to call a special meeting of the Shareholders.

      Section 9.3 Place of Shareholder Meetings; Notice of Shareholder Meetings.

      (a) Notice, stating the place, day and hour of any annual or special meeting of the Shareholders and, in the case of a special meeting of the Shareholders, the purpose or purposes for which the meeting is called, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, either personally, by mail or by other lawful means, to each Record Holder who is entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the Shareholder at such Shareholder's address as it appears on the register of the Member Interests of the Company. Such further notice shall be given as may be required by Law. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Meetings may be held without notice if all Shareholders entitled to notice are present (except when Shareholders entitled to notice attend the meeting for the express purpose of objecting, at the beginning of the meeting, because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with
Section 9.7. Any previously scheduled meeting of the Shareholders may be postponed, and any special meeting of the Shareholders may be canceled, by resolution of the Board of Directors upon public notice given before the date previously scheduled for such meeting of Shareholders.

      (b) The Board of Directors or the Chairman of the Board, as the case may be, may designate the place, if any, of meeting for any annual meeting or for any special meeting of the Shareholders. If no designation is so made, the place of meeting shall be the principal office of the Company.

      Section 9.4 Record Date. For purposes of determining the Shareholders entitled to notice of or to vote at a meeting of the Shareholders, the Board of Directors may set a record date ("Record Date"), which shall not be less than 10 nor more than 60 days before the date of the meeting. If no Record Date is fixed by the Board of Directors, the Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

      Section 9.5 Shareholder Lists. A complete list of Shareholders entitled to vote at any meeting of Shareholders, arranged in alphabetical order for each class of Member Interests and showing the address of each such Shareholder and the number of Shares registered in the name of such Shareholder, shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before the meeting, at the principal place of business of the Company. The Shareholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

      Section 9.6 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article IX.

      Section 9.7 Waiver of Notice; Approval of Meeting; Approval of Minutes. Whenever notice to the Shareholders (or to any class of Shareholders) is required to be given under any this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Shareholders shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders need be specified in any written waiver of notice unless so required by resolution of the Board of Directors. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

      Section 9.8 Quorum; Required Vote for Shareholder Action. The Record Holders of a majority of the voting power of the Member Interests of the class or classes entitled to vote at a meeting of Shareholders, present in person or represented by proxy, shall constitute a quorum at a meeting of Shareholders of such class or classes unless
(a) the provisions of this Agreement or the Act require that any act of the Shareholders to be taken at such meeting be approved by Record Holders of a different amount of Member Interests or (b) the Board of Directors designates a different amount (which amount shall not be less than one-third of the Shares entitled to vote at the meeting), in which case the quorum with respect to such act shall be such different amount. In all matters other than the election of directors, the vote of Shareholders holding Member Interests in the aggregate possessing a majority of the voting power of the Member Interests entitled to vote and present in person or represented by proxy at such meeting shall be deemed to constitute the act of the Shareholders, unless the provisions of this Agreement, applicable Law or the Act require that such act be approved by the Record Holders of a higher percentage of Member Interests. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Member Interests specified in this Agreement. In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time by the affirmative vote of those Shareholders holding a majority of the voting power held by those Shareholders holding Member Interests entitled to vote and present in person or represented by proxy at such meeting.

      Section 9.9 Conduct of Meeting. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Shareholders or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article IX, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company. The Board of Directors may make such other regulations consistent with applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Shareholders or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals in writing.

      Section 9.10 No Shareholder Action Without a Meeting. Subject to the rights set forth in the Member Interest Designation of any series of Member Interests and except as otherwise set forth in this Agreement, no action permitted or required to be taken at a meeting of Shareholders may be taken by written consent or by any other means or manner than at a meeting of the Shareholders.

      Section 9.11 Voting and Other Rights.

      (a) Only those Record Holders of Member Interests on the Record Date set pursuant to Section 9.5 shall be entitled to notice of, and to vote at, a meeting of Shareholders or to act with respect to matters as to which the Record Holders of the Member Interests have the right to vote or to act, including the election of Directors. All references in this Agreement to votes of, or other acts that may be taken by, the Member Interests shall be deemed to be references to the votes or acts of the Record Holders of such Member Interests.

      (b) With respect to any Shareholder action, broker non-votes shall not be counted as votes for or against any matter unless otherwise required by Law.

      Section 9.12 Proxies.

      (a) Each Shareholder entitled to vote at a meeting of Shareholders may authorize another Person or Persons to act for such Shareholder by proxy, but no such proxy shall be voted or acted upon after 180 days from its date, unless the proxy provides for a longer period.

      (b) Without limiting the manner in which a Shareholder may authorize another Person or Persons to act for such Shareholder as proxy pursuant to
Section 9.12(a), the following shall constitute a valid means by which a Shareholder may grant such authority:

            (1) A Shareholder may execute a writing authorizing another Person or Persons to act for such Shareholder as proxy. Execution may be accomplished by the Shareholder or such Shareholder's authorized officer, director, employee or agent signing such writing or causing such Person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

            (2) A Shareholder may authorize another Person or Persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the Person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the Person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other Persons making that determination shall specify the information upon which they relied.

      (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 9.12(b) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      Section 9.13 Voting Procedures and Inspectors of Elections.

      (a) The Company shall, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the Person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

      (b) The inspectors shall:

            (1) Ascertain the number of Member Interests Outstanding and the voting power of each;

            (2) Determine the Member Interests represented at a meeting and the validity of proxies and ballots;

            (3) Count all votes and ballots;

            (4) Determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

            (5) Certify their determination of the number of Member Interests represented at the meeting, and their count of all votes and ballots.

The inspectors may appoint or retain other Persons to assist the inspectors in the performance of the duties of the inspectors.

      (c) The date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a Shareholder shall determine otherwise.

      (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar Persons which represent more votes than the holder of a proxy is authorized by the Record Holder to cast or more votes than the Shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to Section 9.13(b)(5) shall specify the precise information considered by them including the Person or Persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

      Section 9.14 Contests of Elections.

      (a) Upon application of any Shareholder or Director, or any Officer whose title to office is contested, the Court of Chancery may hear and determine the validity of any election of any Director or Officer, and the right of any person to hold such office, and, in case any such office is claimed by more than one person, may determine the Person entitled thereto; and to that end make such order or decree in any such case as may be just and proper, with power to enforce the production of any books, papers and records of the Company relating to the issue. In case it should be determined that no valid election has been held, the Court of Chancery may order an election to be held in accordance with this Agreement. In any such application, service of copies of the application upon the registered agent of the Company shall be deemed to be service upon the Company and upon the person whose title to office is contested and upon the person, if any, claiming such office; and the registered agent shall forward immediately a copy of the application to the Company and to the Person whose title to office is contested and to the Person, if any, claiming such office, in a postpaid, sealed, registered letter addressed to the Company and such Person at their post-office addresses last known to the registered agent or furnished to the registered agent by the applicant Shareholder. The Court of Chancery may make such order respecting further or other notice of such application as it deems proper under the circumstances.

      (b) Upon application of any Shareholder, the Court of Chancery may hear and determine the result of any vote of Shareholders, as the case may be, upon matters other than the election of Directors or Officers. Service of the application upon the registered agent of the Company shall be deemed to be service upon the Company, and no other party need be joined in order for the Court to adjudicate the result of the vote. The Court may make such order respecting notice of the application as it deems proper under the circumstances.

                      ARTICLE X: MERGER OR SALE OF ASSETS

      Section 10.1 Authority. The Company may merge or consolidate with, sell all or substantially all of its assets or convert to, one or more limited liability companies, corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other jurisdiction, pursuant to a written agreement of merger, consolidation, sale or conversion, as applicable ("Transaction Agreement"), in accordance with this Article X.

      Section 10.2 Procedure for Merger, Consolidation, Sale or Conversion. The merger or consolidation of the Company, the sale of all or substantially all of the Company's assets or the conversion of the Company pursuant to this Article X requires the prior approval of the Board of Directors. If the Board of Directors shall determine, in the exercise of its sole discretion, to consent to such transaction, the Board of Directors shall approve the Transaction Agreement, which shall set forth, to the extent applicable to the specific transaction:

      (a) The names and jurisdictions of formation or organization of each of the business entities to be parties to the proposed transaction;

      (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation or acquire substantially all of the Company's assets (the "Surviving Business Entity");

      (c) The terms and conditions of the proposed transaction including any consideration to be received in any sale transaction;

      (d) With respect to a proposed merger or consolidation, the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property, interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any interests, rights, securities or obligations of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, interests, rights, securities or obligations of the Surviving Business Entity, the cash, property, interests, rights, securities or obligations of any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity) that the Record Holders of such interests, rights, securities or obligations of the constituent business entity are to receive in exchange for, or upon conversion of, their interests, rights, securities or obligations and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property, interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, limited liability company, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

      (e) With respect to a merger or consolidation, a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation, or if no such amendments or changes are desired, a statement that the constituent documents of the Surviving Business shall be its constituent documents;

      (f) The effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Transaction Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation and stated therein); and

      (g) Such other provisions with respect to the proposed transaction as are deemed necessary or appropriate by the Board of Directors.

      Section 10.3 Shareholder Approval of Merger, Consolidation or Sale.

      (a) The Board of Directors, upon its approval of the Transaction Agreement, shall direct that the Transaction Agreement be submitted to a vote of Shareholders at a meeting in accordance with the requirements of Article IX. A copy or a summary of the Transaction Agreement shall be included in or enclosed with the notice of a meeting.

      (b) The Transaction Agreement shall be adopted upon receiving the affirmative vote or consent of at least the Record Holders of a majority of the voting power of the Company present or represented by proxy at a meeting at which a quorum has been met unless the Transaction Agreement contains any provision that amends any provision of this Agreement, which provision, by its terms, requires the vote or consent of a greater percentage of the Member Interests or of any class thereof, in which case such greater percentage vote or consent shall be required for adoption of the Transaction Agreement.

      (c) After such adoption by vote or consent of the Shareholders and at any time before the filing of the certificate of merger or consolidation pursuant to
Section 10.4, the effective date of a sale of all or substantially all of the assets of the Company or the effective date of a conversion, the proposed transaction may be abandoned by the Board of Directors pursuant to provisions therefor, if any, set forth in the Transaction Agreement.

      (d) Notwithstanding this Section 10.3 and Section 18-209 of the Act, in the case of a merger or a consolidation, no submission to and approval by the Shareholders of any Transaction Agreement is required if (i) the Transaction Agreement does not amend this Agreement in any manner, (ii) in the case of a merger or consolidation in which the Company is not the Surviving Business Entity, each share of Member Interests Outstanding immediately prior to the effective date of the merger is to be a substantially identical outstanding or treasury share (or limited liability company interest) of the Surviving Business Entity after the effective date of the merger and (iii) either the Shareholders, in the case of a merger or consolidation in which the Company is not the Surviving Business Entity, hold at least 80% of the voting power of the Surviving Business Entity or, if the Company is the Surviving Business Entity, the Company issues no more than the number of Common Shares (or Member Interests or securities convertible into Common Shares, calculated on an as-converted basis) equal to 20% of the Outstanding Common Shares (including for this calculation Member Interests and other securities convertible or exercisable into Common Shares, calculated on an as-converted basis).

      (e) This Section 10.3 is intended to supercede any requirement related to the approval of the Shareholders of any Transaction Agreement contained in
Section 18-209 of the Act.

      Section 10.4 Certificate of Merger or Consolidation. Upon the required approval by the Board of Directors and the Shareholders of a Transaction Agreement relating to a merger or consolidation, a certificate of merger or consolidation shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act.

      Section 10.5 Appraisal Rights. With respect to any Transaction Agreement requiring Shareholder adoption, Shareholders shall have appraisal rights in the same manner and to the same extent that such rights would be available to the holder of stock of a Delaware corporation under the GCLD, mutatis mutandis, and those rights must be perfected by the same procedures that would be required of a holder of common stock of a Delaware corporation, mutatis mutandis.

      Section 10.6 Effect of Merger or Consolidation.

      (a) The effect of any merger or consolidation shall be as set forth in applicable Law.

      (b) A merger or consolidation effected pursuant to this Article X shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                         ARTICLE XI: GENERAL PROVISIONS

      Section 11.1 Fiscal Year. The fiscal year of the Company shall be the calendar year unless otherwise designated by the Board of Directors.

      Section 11.2 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      Section 11.3 Entire Agreement. This Agreement constitutes the entire agreement of the Shareholders and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

      Section 11.4 Effect Of Waiver Or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent to or waiver of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

      Section 11.5 Binding Effect. This Agreement is binding on and shall inure to the benefit of the Shareholders and their respective heirs, legal representatives, successors and assigns.

      Section 11.6 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAWS OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

      Section 11.7 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

      Section 11.8 Waiver of Certain Rights. To the extent permitted by the Act and other Law, each Shareholder irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

            IN WITNESS WHEREOF, the Organizational Member has executed this Agreement as of the date first set forth above.

                                               ORGANIZATIONAL MEMBER:

                                             By: /s/ Morris D. Weiss
                                                 ----------------------------
                                             Name: Morris D. Weiss
                                             Title: Managing Director of
                                                    Tejas Securities Group, Inc.

                                     ANNEX A

                                  DEFINED TERMS

            Act - means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

            Affiliate - means, with respect to any Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term "control" includes, with respect to any Entity, (a) the ownership of or power to vote, directly or indirectly, shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of 50% or more of the equity or equivalent interest in such Entity and (c) the ability to direct the business and affairs of such Entity by acting as a general partner, manager or otherwise.

            Agreement - means this Limited Liability Company Agreement of Trenwick America LLC, as amended and in force from time to time, together with any Member Interest Designations.

            Bankruptcy or Bankrupt - means with respect to any Person, that (a) such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is insolvent, or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, (v) answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause
(a) or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) 120 days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 days have passed after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment is not vacated or stayed, or 90 days have passed after the date of expiration of any such stay, if the appointment has not been vacated.

            Bankruptcy Case means case number 03-12635 (MFW) commenced by the TAC under Chapter 11 of the Bankruptcy Code on August 20, 2003 in the Bankruptcy Court, and styled In re Trenwick America Corporation.

            Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Bankruptcy Case.

            Board of Directors - has the meaning assigned to it in Section 5.1.

            Business Combination - has the meaning assigned to it in Section 203 of the GCLD, mutatis mutandis.

            Business Day - means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of New York shall not be regarded as a Business Day.

            Cause - means (i) the conviction of a Director, or pleading guilty or nolo contendre by such Director to, a charge that such Director has committed a felony under the laws of the United States or any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or (ii) the act or omission by a Director that constitutes willful misconduct or gross neglect in the performance of such Director's duties under this Agreement.

            Certificate of Formation - has the meaning assigned to it in Section 2.1.

            Certificates - has the meaning assigned to it in Section 3.4.

            Chairman of the Board - has the meaning assigned to it in Section 5.2(i).

            Code - means the Internal Revenue Code of 1986, as amended and hereafter amended, and applicable regulations thereunder. Any reference herein to a specific section or sections of the Code or applicable regulations shall be deemed to include a reference to any corresponding provision of future law or regulation.

            Common Share - means an undivided fractional Member Interest in the Company having the powers, preferences, rights and duties set forth in Section 4.2.

            Company - means Trenwick America LLC, a Delaware limited liability company.

            Company Assets - means all assets, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company.

            Court of Chancery - has the meaning of such term as used in the Act and the GCLD.

            Credit Agreement means the Credit Agreement, among the Company, the Litigation Trust, and certain lender(s).

            Debt Securities - means the Company's senior subordinated secured notes due 201[2] and the Company's junior subordinated secured notes due 201[3].

            Director - means a member of the Board of Directors, but such term does not include any Person who has ceased to be a member of the Board of Directors.

            Dissolution Event - has the meaning assigned to it in Section 7.1.

            Distributions - means all distributions of cash, securities or other property of the Company, other than distributions on liquidation, lawfully paid or payable to any Shareholder pursuant to the rights and preferences of the Member Interests held by such Shareholder.

            Effective Date - means the the Effective Date of the Plan.

            Entity - means a corporation, limited liability company, partnership, limited partnership, venture, trust, estate, governmental entity or other entity.

            Exchange Act - means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

            GCLD - means the General Corporation Law of the State of Delaware, as amended from time to time.

            Indemnitee - has the meaning assigned to it in Section 5.7(a).

            Initial Term - has the meaning assigned to it in Section 5.2(a).

            Law - means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority, and includes any applicable rule of any exchange or automated quotation system on which any Member Interests are traded or listed.

            LoC Bank Group - shall have the meaning provided in the Plan.

            LoC Bank Group Agent - means the administrative agent for the then current members of the LoC Bank Group.

            Member Interests - means the Common Shares and all shares of any other class or series of equity interests in the Company created by the Board of Directors pursuant to Section 4.3. The Member Interests comprise all of the limited liability company interests (as such term is defined in the Act) of the Company.

            Member Interest Designations - has the meaning assigned to it in
Section 4.3(a).

            National Securities Exchange - means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act or the National Association of Securities Dealers Automated Quotation System.

            Officer - means any Person appointed as an officer of the Company as provided in Section 5.4(c), but such term does not include any Person who has ceased to be an officer of the Company.

            Organizational Member - means Morris D. Weiss, Managing Director of Tejas Securities Group, Inc.

            Outstanding - means, with respect to the Member Interests, all Member Interests that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination, but excludes any Member Interests held by the Company.

            Person - means a natural person or an Entity.

            Plan - means the plan of reorganization of TAC under the Bankruptcy Case, including, without limitation, the exhibits and schedules thereto, as such may be altered, amended, supplemented or otherwise modified from time to time, and as confirmed by the Bankruptcy Court.

            Plan Proponents - means, collectively, J.C. Waterfall, Phoenix Partners, L.P., Phoenix Partners, II, L.P., Phaeton International (BVI) Ltd., and Tejas Securities Group, Inc. 401k Plan and Trust FBO John J. Gorman.

            Record Date - has the meaning assigned to it in Section 9.5.

            Record Holder - means the Person in whose name a Member Interest is registered in the books and records of the Transfer Agent as contemplated in
Section 3.5. The Company shall not be a Record Holder by virtue of any Member Interests it holds.

            Securities Act - means the United States Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder.

            Shareholder - means any Person who purchases, is transferred or otherwise lawfully acquires any Member Interests and becomes a Record Holder of any Member Interest as provided in this Agreement, but such term does not include any Person who has ceased to be a Record Holder of any Member Interest. Shareholders are "members" (as such term is defined in the Act) of the Company.

            Shares - means Common Shares and/or other Member Interests, as the context requires.

            Surviving Business Entity - has the meaning assigned to it in
Section 11.2(b).

            TAC - means Trenwick America Corporation, a Delaware corporation.

            Term Loan means the term loan made pursuant to the Credit Agreement.

            Term Loan Lenders means those lenders having Term Loan commitments under the Credit Agreement.

            Transfer Agent - means any bank, trust company or other Person appointed from time to time by the Board of Directors to act as registrar and transfer agent for the Member Interests.

            Treasury Regulations - means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.